Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is made and entered into as of October 30, 2026, by and among (i) Spider Digital Technology Group, an exempted company incorporated under the laws of the Cayman Islands (“Pubco”), (ii) Spider Digital Technology Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), (iii) JKapital Ltd., a British Virgin Islands business company (the “Sponsor”), and (iv) Starlink AI Acquisition Corporation, an exempted company incorporated under the laws of the Cayman Islands (“Acquiror”). Pubco, the Company, Acquiror, and the Sponsor are sometimes referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

A. On October 30, 2026, Acquiror, Pubco, Spider Digital Merger Ltd, an exempted company incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of Pubco (“Merger Sub I”), StarLink AI Merger Ltd, an exempted company incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of Pubco (“Merger Sub II”), and the Company, entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of the Company being converted into the right to receive shares of Pubco, and (b) one (1) Business Day following, and as part of the same overall transaction as, the First Merger, Merger Sub II will merge with and into Acquiror (the “Second Merger”, and together with the First Merger, the “Mergers”), with Acquiror surviving the Second Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of Acquiror being converted into the right to receive shares of Pubco (the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

B. The Sponsor agrees to enter into this Agreement with respect to all Acquiror Ordinary Shares of which the Sponsor now or hereafter has beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership.

C. As of the date hereof, the Sponsor is the owner of, and/or has voting power (including, without limitation, by proxy or power of attorney) over, such number of Acquiror Ordinary Shares as are indicated on Schedule A attached hereto (all such Acquiror Ordinary Shares, together with any shares in Acquiror of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by the Sponsor (or any securities convertible into or exercisable or exchangeable for Acquiror Ordinary Shares) during the period from the date hereof through the Expiration Time are collectively referred to herein as the “Subject Shares”).

D. As a condition to the willingness of Acquiror and the Company to enter into the Business Combination Agreement and as an inducement and in consideration therefor, the Sponsor has agreed to enter into this Agreement.

E. Each of the Parties has determined that it is in its best interest to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earliest to occur of (a) the Second Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 11.1 thereof and (c) this agreement is terminated pursuant to the mutual written agreement of Acquiror, the Company and the Sponsor.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

“Sponsor Loan” shall mean the (i) loans and advances made to Acquiror by the Sponsor or any of its Affiliates for the purpose of financing the costs and expenses incurred in connection with a Business Combination or other working capital expenditures of Acquiror and (ii) other fees and expenses owed to or reimbursable to the Sponsor or any of its Affiliates in accordance with Acquiror’s Governing Documents and other existing written arrangement as set forth in the Acquiror SEC Filings.

2. Agreement to Retain the Subject Shares.

2.1 No Transfer of Subject Shares. Until the Expiration Time, the Sponsor agrees not to (x) Transfer any Subject Shares or (y) deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Notwithstanding the foregoing, (A) the Sponsor may Transfer any Subject Shares to any partner, member, shareholder, or affiliate of the Sponsor in accordance with the terms of the Governing Documents of Acquiror, and (B) the Sponsor may Transfer any Subject Shares upon the consent of the Company; provided, that in each case such transferee of such Subject Shares evidences in a writing, in form and substance reasonably satisfactory to Pubco, Acquiror and the Company, such transferee’s agreement to be bound by and subject to all of the terms and provisions hereof to the same effect as the Sponsor, prior and as a condition to the occurrence of such Transfer.

2.2 Additional Purchases. Until the Expiration Time, the Sponsor agrees that any Subject Shares that the Sponsor purchases, that are issued to the Sponsor by Acquiror, that are otherwise hereinafter acquired by the Sponsor or with respect to which the Sponsor otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Shares owned by the Sponsor as of the date hereof. The Sponsor agrees, while this Agreement is in effect, to notify Pubco, Acquiror and the Company promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired, or over which voting power is acquired, by the Sponsor, if any, after the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Subject Shares. Hereafter until the Expiration Time, the Sponsor hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of Acquiror (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of Acquiror requested by the Governing Documents of Acquiror or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after Acquiror requests such delivery), the Sponsor shall: if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and the Sponsor shall vote all of the Subject Shares to which the Sponsor has sole or shared voting power and is entitled to vote; and/or if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in person or by proxy, in respect of all of its Subject Shares: (i) in favor of (a) the Second Merger, the Business Combination Agreement, the Transaction Documents, any required amendments to the Company’s Governing Documents, and all of the other Transactions (and any actions required in furtherance thereof), and (b) the other matters set forth in the Business Combination Agreement (clauses (a) and (b) collectively, the “Acquiror Shareholder Approval Matters”), or if there are insufficient votes in favor of granting the approval of the Acquiror Shareholder Approval Matters, in favor of the adjournment or postponement of such meeting of the shareholders of Acquiror to a later date, (ii) in opposition to, other than as contemplated by the Business Combination Agreement, (x) any material change in the present capitalization of Acquiror or any amendment of Acquiror’s Governing Documents, (y) any material change in Acquiror’s corporate structure or business or (z) any proposal, offer, or submission with respect to an Acquisition Proposal or Alternative Transaction (“Competing Transaction”) or the adoption of any agreement to enter into a Competing Transaction; and (iii) in any other circumstances upon which a vote, consent or other approval with respect to the Acquiror Shareholder Approval Matters is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of the Sponsor’s Subject Shares held at such time in favor of the foregoing; provided, however, that the Sponsor shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of the Pubco Ordinary Shares being issued to holders of Acquiror Ordinary Shares as contemplated by the Business Combination Agreement.

4. Additional Agreements.

4.1 No Challenges. The Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub I, Merger Sub II, Pubco, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions.

4.2 Further Actions. The Sponsor agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of the Sponsor contained in this Agreement inaccurate in any material respect. The Sponsor further agrees that it shall use its reasonable best efforts to cooperate with Acquiror and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by Acquiror or the Company in connection with the transactions contemplated hereby and the Transactions or that are necessary to give further effect thereto.

4.3 Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Proxy/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror, Pubco or the Company to any Governmental Authority or to securityholders of Acquiror) of the Sponsor’s identity and beneficial ownership of the Subject Shares and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror, Pubco or the Company, a copy of this Agreement. The Sponsor will promptly provide any information reasonably requested by Acquiror, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.4 Waiver of Dissenters’ Rights. The Sponsor hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Companies Act (as Revised) of the Cayman Islands and any other similar statute in connection with the Transactions and the Business Combination Agreement.

4.5 No Redemption. The Sponsor undertakes that, from the date hereof and until the termination of this Agreement, it will not elect to cause Acquiror to redeem any Subject Shares now or at any time legally or beneficially owned by the Sponsor (whether pursuant to the Governing Documents of Acquiror, Law, contract or otherwise, notwithstanding the Sponsor may have rights thereunder), or submit or surrender any of its Subject Shares for redemption.

4.6 New Shares. In the event that prior to the Expiration Time (i) any equity securities of Acquiror are issued or otherwise distributed to the Sponsor pursuant to any share dividend or distribution, or any change in any of the Subject Shares or other share capital Acquiror by reason of any share subdivision, recapitalization, consolidation, exchange of shares or the like, (ii) the Sponsor acquires legal or beneficial ownership of any Acquiror Ordinary Shares after the date of this Agreement, or (iii) the Sponsor acquires the right to vote or share in the voting of any Acquiror Ordinary Shares after the date of this Agreement (collectively, the “New Securities”), the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.7  Shareholders’ Consent, Authorization or Approval. The Sponsor hereby irrevocably agrees and confirms that, insofar as (i) the Sponsor’s consent, authorization or approval is required, or (ii) the Sponsor forms part of a class of shareholders of Acquiror whose consent, authorization or approval is required, in any such case in respect of or in connection with the Transactions, the Business Combination Agreement and the other transaction documents contemplated hereby and thereby, including pursuant to the Governing Documents of Acquiror, the Sponsor hereby grants, provides and gives such consent, authorization or approval, and all specific resolutions that may be required to have been adopted by the Sponsor or class of shareholders in connection with the Transactions, the Business Combination Agreement (as the Business Combination Agreement exists on the date hereof) and the other transaction documents contemplated hereby and thereby (as such transaction documents exists on the date hereof), are hereby deemed adopted and approved by the Sponsor (each as is in effect on the date hereof). For the avoidance of doubt, the Sponsor does not provide its consent, authorization or approval under this Section 4.7 with respect to any future amendment, modification or supplement to the Business Combination Agreement or any other transaction document.

4.8 Sponsor Loan. The Parties agree that, subject to and conditioned upon the consummation of the Transactions, the aggregate of all amounts outstanding and due to Sponsor from Acquiror as of the Second Closing Date under the Sponsor Loan as set forth on the Acquiror Pre-Closing Certificate delivered by Acquiror in accordance with Section 3.2(a) of the Business Combination Agreement shall be repaid in either cash or Acquiror Units at $10.00 per unit (subject to a maximum aggregate conversion amount of $1,000,000, with any amount in excess of $1,000,000 repaid in cash) as determined by the Sponsor on the Acquiror Pre-Closing Certificate, in accordance with the terms of the Business Combination Agreement, including Section 3.1(b)(i), Section 3.2(a), Section 8.1 and Section 12.6 thereof. The Parties further agree that the amounts to be incurred under the Sponsor Loan after the date hereof shall be subject to the Company’s consent in accordance with Section 8.4(h) of the Business Combination Agreement. In the event that the Sponsor does not indicate its election on the Acquiror Pre-Closing Certificate, the Sponsor Loan shall be repaid in cash in accordance with the terms of the Business Combination Agreement.

5. Representations and Warranties of the Sponsor. The Sponsor hereby, severally and not jointly, represents and warrants to Acquiror, the Company and Pubco as follows:

5.1 Ownership of the Acquiror Ordinary Shares. The Sponsor is either (a) the owner of the Acquiror Ordinary Shares indicated on Schedule A, free and clear of any and all Liens, other than (i) those created by this Agreement or (ii) as may be set forth in the Governing Documents of Acquiror or (b) has the power to vote (including, without limitation, by proxy or power of attorney) the Acquiror Ordinary Shares indicated on Schedule A. The Sponsor has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to the Sponsor set forth in this Agreement, in each case, over all Subject Shares. As of the date hereof, the Sponsor does not own any other voting securities of Acquiror or have the power to vote (including by proxy or power of attorney) any other voting securities of Acquiror other than the Acquiror Ordinary Shares set forth on Schedule A. Except as disclosed in any Acquiror SEC Filings and/or in the Acquiror Disclosure Letter, as of the date hereof, the Sponsor does not own any rights to purchase or acquire (i) any other equity securities of Acquiror or (ii) the power to vote any other voting securities of Acquiror, in each case except as set forth on Schedule A. Except as disclosed in any Acquiror SEC Filings and/or in the Acquiror Disclosure Letter, there are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Sponsor pursuant to arrangements made by the Sponsor.

5.2 Absence of Other Voting Agreement. Except as disclosed in any Acquiror SEC Filings and/or in the Acquiror Disclosure Letter, and except for this Agreement, the Sponsor has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of Acquiror owned by the Sponsor or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares or other equity securities of Acquiror owned by the Sponsor (other than as contemplated by this Agreement).

5.3 Due Authority. The Sponsor has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the Sponsor, and constitutes a valid and binding agreement of the Sponsor enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

5.4 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of the obligations under this Agreement and the compliance by the Sponsor with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to the Sponsor, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of the Sponsor, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares owned by the Sponsor pursuant to any contract or agreement to which the Sponsor is a party or by which the Sponsor is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Sponsor to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to the Sponsor in connection with the execution and delivery of this Agreement or the consummation by the Sponsor of the transactions contemplated hereby.

5.5 Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Sponsor, threatened, against the Sponsor that would reasonably be expected to impair the ability of the Sponsor to perform the Sponsor’s obligations hereunder or to consummate the transactions contemplated hereby.

5.6 Reliance by Acquiror, the Company and Pubco. The Sponsor understands and acknowledges that each of Acquiror, the Company and Pubco is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement.

5.7 The Sponsor Has Adequate Information. The Sponsor is a sophisticated shareholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon Acquiror or the Company, and based on such information as the Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Sponsor acknowledges that none of Acquiror or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. The Sponsor acknowledges that the agreements contained herein with respect to the Subject Shares held by the Sponsor are irrevocable.

6. Termination. This Agreement shall terminate upon the Expiration Time. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination.

7. Miscellaneous.

7.1 Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

7.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company and Acquiror shall be allocated as set forth in Section 12.6 of the Business Combination Agreement.

7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, Pubco, the Merger Sub I or the Merger Sub II any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

7.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the Expiration Time,

(a) Acquiror may (i) extend the time for the performance of any obligation or other act of the Sponsor, (ii) waive any inaccuracy in the representations and warranties of the Sponsor contained herein or in any document delivered by the Sponsor pursuant hereto and (iii) waive compliance with any agreement of the Sponsor or any condition to their obligations contained herein and any such extension or waiver shall be valid if set forth in an instrument in writing signed by Acquiror;

(b) the Sponsor may (i) extend the time for the performance of any obligation or other act of Acquiror or the Company, (ii) waive any inaccuracy in the representations and warranties of Acquiror or the Company contained herein or in any document delivered by Acquiror or the Company pursuant hereto and (iii) waive compliance with any agreement of Acquiror or the Company or any condition to their obligations contained herein.

7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.5):

if to Acquiror:

Starlink AI Acquisition Corporation

605 W 42nd Street, New York, NY 10036

Attention: Gus Liu, Chief Executive Officer

Email: hensenburgliu@gmail.com

with copies (which shall not constitute notice) to:

Ekberg, Fagre & Seem LLP

Attn: Alan Seem

Email: aseem@efs-law.com

if to the Company or Pubco:

Aperia Tower 1 #13-08 Singapore, 339509

Attn: Chen Hua, Director and Founder

Email: jack@spiderpool.com

with copies (which shall not constitute notice) to:

DLA Piper LLP

20th Floor, South Tower, Beijing Kerry Center

1 Guanghua Road

Chaoyang District

Beijing 100020

China

Attn: Yang Ge

James Chang

Telephone No.: +86 10 8520 0616

+86 10 8520 0608

Email: yang.ge@dlapiper.com

james.chang@dlapiper.com

if to the Sponsor, to the address for notice set forth on Schedule A hereto,

7.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or any of the other Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

7.8 Entire Agreement; Assignment. This Agreement and the schedules hereto (together with each transaction document in connection with the Transactions to which the Parties hereto are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

7.9 Certificates. Promptly following the date of this Agreement, the Company shall advise its transfer agent in writing that the Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of the Company, as applicable, in writing with such information as is reasonable to ensure compliance with such restrictions.

7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any federal and state courts located in the City of New York, Borough of Manhattan (the “Specified Courts”). The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid Specified Courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the Specified Courts, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such Specified Courts. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby any claim (a) that it is not personally subject to the jurisdiction of the Specified Courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such Specified Court or from any legal process commenced in such Specified Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such Specified Court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Specified Courts.

7.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Specified Courts without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

7.15 Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

7.16 Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of the Sponsor in each case, in his or her capacity as a director or officer of Acquiror or any of its Subsidiaries. The Sponsor is executing this Agreement solely in such capacity as a record or beneficial holder of Acquiror Ordinary Shares.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

ACQUIROR:

Starlink AI Acquisition Corporation

By:	/s/ Gus Liu
Name:	Gus Liu
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

COMPANY:

Spider Digital Technology Ltd.

By:	/s/ Chen Hua
Name:	Chen Hua
Title:	Director

PUBCO:

SPIDER DIGITAL TECHNOLOGY GROUP

By:	/s/ Chen Hua
Name:	Chen Hua
Title:	Director

[Signature Page to Sponsor Support Agreement]

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

SPONSOR:

JKapital Ltd.

By:	/s/ Gus Liu
Name:	Gus Liu
Title:	Director

[Signature Page to Sponsor Support Agreement]

Schedule A

Shareholder	Acquiror Ordinary Shares	Notice Address
JKapital Ltd.	2,851,250 (comprising 2,625,000 founder shares and 226,250 shares included in 226,250 Acquiror Private Units, which units also include 226,250 Acquiror Rights)	JKapital Ltd., c/o Starlink AI Acquisition Corporation, 605 W 42nd Street, New York, NY 10036